BOWATER INCORPORATED
                            LONG TERM CASH INCENTIVE
                           DEFERRED COMPENSATION PLAN




                          Effective September 16, 1996



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                              BOWATER INCORPORATED
                            LONG TERM CASH INCENTIVE
                           DEFERRED COMPENSATION PLAN

         This deferred compensation plan is adopted to provide certain employees with an opportunity to elect to defer a portion of their compensation otherwise payable by Bowater Incorporated under the terms of the Bowater Incorporated Long Term Cash Incentive Plan or such other plans as may be designated in the future by the Plan Administrator.

         NOW, THEREFORE, BOWATER INCORPORATED HEREBY ADOPTS THE BOWATER INCORPORATED LONG TERM CASH INCENTIVE DEFERRED COMPENSATION PLAN, EFFECTIVE SEPTEMBER 16, 1996, TO READ AS FOLLOWS:

         1.       DEFINITIONS.

         (a)      "Account" shall mean a Participant's interest under the Plan.

         (b) "Active Employee" shall mean an employee of an Employer other than one who is on leave of absence, is receiving severance pay, or whose services for all Employers is interrupted because of a Disability.

         (c) "Bowater" shall mean Bowater Incorporated, a Delaware corporation, and any successor by merger or acquisition.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Disability" shall mean total and permanent disability as defined under the long term disability plan sponsored by Bowater for the benefit of the affected employee, or, in the absence of such a plan, an illness or injury that, in the opinion of the Plan Administrator, will substantially and indefinitely interfere with a Participant's performance of his or her duties for an Employer.

         (f) "Eligible Employee" shall mean any Active Employee who is currently designated by the Plan Administrator as eligible to participate in the Plan.

         (g)      "Employer" shall mean Bowater and any other Related Employer.

         (h) "Incentive Payment" shall mean an award amount which becomes payable to a Participant under an Incentive Plan.

         (i) "Incentive Plan" shall mean the Bowater Incorporated Long Term Cash Incentive Plan and such other compensation or benefit plans as may be designated by the Plan Administrator.



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         (j)      "Insolvency" shall mean with regard to Bowater:

                  (i) Bowater's inability to pay its debts as they become due, or

                  (ii) Bowater's being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (k) "Notice" shall mean a written election by a Participant to defer Incentive Payments under the Plan in the form prescribed by Bowater.

         (l) "Participant" shall mean an Eligible Employee who has made the election described in Paragraph 2 of the Plan. Any such Eligible Employee shall remain a Participant until no election to defer Incentive Payments under the Plan remains effective for him or her and all amounts contributed to the Plan for him or her have been distributed.

         (m) "Plan" shall mean the Bowater Incorporated Long Term Cash Incentive Deferred Compensation Plan, as set forth herein.

         (n) "Plan Administrator" shall mean the Vice President-Human Resources of Bowater, or such other person or entity designated by the Chief Executive Officer.

         (o) "Plan Year" shall mean each January 1 through December 31 from and after the effective date of the Plan.

         (p) "Rate of Interest" shall mean the rate of return computed on a monthly basis earned by the Fixed Income Fund offered as an investment option under the Bowater Incorporated Salaried Employees' Savings Plan.

         (q) "Related Employer" shall mean any company that is related to Bowater as described in Section 414(b), (c), (m) or (o) of the Code, or any other company determined by the Plan Administrator to be related by ownership or otherwise to an extent justifying the participation of its Eligible Employees hereunder.

         (r) "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:


         (i) through reimbursement or compensation by insurance or otherwise;



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                  (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

                  (iii) by cessation of deferrals under the Plan.

         For purposes of the Plan, an "Unforeseeable Emergency" shall not include a Participant's need to send his or her child to college or a Participant's desire to purchase a home.


         2.       EMPLOYEE CONTRIBUTIONS.

         (a) An Eligible Employee who is a participant in the Incentive Plan may elect to defer a whole percentage (up to a maximum of 100%) of an Incentive Payment otherwise payable to him or her under the Incentive Plan, less any applicable taxes or other amounts that are required to be withheld thereon. A deferral election hereunder shall be made by filing a Notice with the Plan Administrator no later than (i) except as provided in clause (ii), at least one full Plan Year before the Incentive Payment would otherwise be payable; or (ii) in the first Plan Year, by October 15, 1996.

         (b) Each Notice shall be effective only for the Incentive Payment for which it is filed.


         (c) An Account shall be established on behalf of each Participant for contributions made pursuant to subparagraph (a) above. The Account shall be a bookkeeping record credited with contributions and earnings and charged for distributions and shall not require a segregation of any assets of Bowater. Each Participant shall be an unsecured general creditor of Bowater with respect to his or her Account and shall have no right or claim to any specific asset of Bowater.

         (d) Contributions will be credited to each Participant's Account as of the date an Incentive Payment becomes distributable from an Incentive Plan.

         (e) A Participant shall always have a fully vested interest in the adjusted balance of his or her Account.


         3.       EARNINGS; MAINTENANCE OF ACCOUNTS.

         (a) Each Participant's Account shall be credited as of the last business day of each month with earnings at the Rate of Interest on the average balance of the Account for the month.


         (b) A Participant's Account may not be encumbered or assigned by a Participant or any beneficiary and any attempt to encumber or assign any Account under the Plan shall be null and void. No interest of any person or entity in the Plan, nor any right to receive a benefit hereunder,


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shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.


         4.       DISTRIBUTIONS.

         (a) Distribution of a Participant's Account shall be made (in the case of a lump sum distribution) or commenced (in the case of a distribution made in installments) as of the first to occur of (i) the date selected by the Participant as described in subparagraph (c) below: or (ii) the last day of the first calendar month that is at least thirty (30) days after the date that the Participant's employment with all Employers terminates.

         (b) A distribution under the Plan will be made in a lump sum as soon as practicable after the date described in subparagraph (a) above, unless the Participant has elected to receive distribution of his Account in five (5) substantially equal (as determined by the Plan Administrator) annual installments, by specifying such distribution form on the first Notice filed by him or her pursuant to the Plan. Upon the approval of the Plan Administrator, a Participant who has elected distribution in installments may amend the election to elect distribution in a lump sum or a Participant who has not previously elected distribution in installments may make such an election, provided that such later election is made before January 1 of the Plan Year immediately preceding the date as of which the Participant's distribution is made or commenced.
All distributions under the Plan shall be made in cash.

         (c) A Participant may select a distribution date for his or her Account, by specifying such distribution date on the first Notice filed by him or her pursuant to the Plan. Upon the approval of the Plan Administrator, a Participant who has elected a distribution date may amend the election to elect a different distribution date, provided that such subsequent election is made before January 1 of the Plan Year immediately preceding the distribution date previously elected. Notwithstanding any provision herein to the contrary, upon the termination of a Participant's employment with all Employers for any reason other than retirement, the Participant's Account (or the remainder thereof) shall be distributed in a lump sum. For purposes of this section, "retirement" shall occur if, when the participant terminates employment with all Employers, he or she is then eligible for immediate payment of a benefit under the defined benefit retirement plan sponsored by his or her Employer.

         (d) Notwithstanding any provision of the Plan to the contrary, if a Participant incurs an Unforeseeable Emergency, he or she may elect to make a withdrawal from his or her Account, but only to the extent reasonably needed to satisfy the Emergency need. A Participant who wishes to receive a distribution pursuant to this subparagraph (d) shall apply for such distribution on forms prescribed by the Plan Administrator and shall provide information to the Plan Administrator reasonably necessary to permit the Plan Administrator to determine whether an


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Unforeseeable Emergency exists and the amount of the distribution reasonably needed to satisfy the emergency need. Distributions of less than all of a Participant's Account will be charged first to the most recent contributions made to his or her Account.

         (e) If a Participant dies before distribution has been made under the Plan, distribution of his or her Account shall be made, in a lump sum, to the beneficiary or beneficiaries designated in the Participant's Notice or on other forms prescribed by Bowater as soon as reasonably practicable. If no beneficiary designation has been made, then such distribution shall be made in a lump sum to the Participant's estate.

         (f) At the option of the Plan Administrator, a Participant may elect to have all or part of the earnings under the Plan distributed to him or her currently, on such forms and subject to such conditions and restrictions as are established by the Plan Administrator.


         5. CHANGE IN CONTROL . Notwithstanding any provision of the Plan to the contrary, if a Change in Control of Bowater occurs, all Participants' Accounts shall be distributed immediately. For this purpose:

         (a) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of Bowater representing twenty percent (20%) or more of combined voting power of Bowater's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize
Schedule 13G for reporting of ownership.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         (c) "Board" shall mean the Board of Directors of Bowater.

         (d) "Change in Control" of Bowater shall be deemed to have occurred if:

                  (i) any Person is or becomes an Acquiring Person;

                  (ii) less than two-thirds (2/3) of the total membership of the Board shall be
         Continuing Directors; or

                  (iii) the shareholders of Bowater shall approve a merger or consolidation of Bowater or a plan of complete liquidation of Bowater or an agreement for the sale or disposition by Bowater of all or substantially all of Bowater's assets.


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                                      - 6 -

         (e) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (f) "Person" shall mean any individual, corporation, partnership, group, association or other "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.


         6. NOTICES IRREVOCABLE. Except to the extent specifically provided for in Sections 2 and 4, any election to defer Incentive Payments made by a Participant under the Incentive Plan in a Plan Year shall be irrevocable. Notwithstanding the foregoing, if a Participant incurs an Unforeseeable Emergency, he or she may elect to amend or revoke his or her Notice (but only to the extent reasonably needed to relieve the Unforeseeable Emergency) by filing such forms as are prescribed by the Plan Administrator.


         7. ADMINISTRATION. The Plan shall be administered by the Plan Administrator, who shall have all powers necessary to carry out the provisions of the Plan. The Plan Administrator shall have the sole, final and discretionary authority to interpret the Plan, and his or her determinations including those regarding the eligibility, status, and rights of Eligible Employees and Participants, and factual determinations of the Plan Administrator shall be conclusive and binding on all persons; provided that if the Plan Administrator is a Participant, then determinations regarding such Participant's benefits under the Plan shall be made by the Board or its designee.


         8. ARBITRATION. At the election of Bowater, disputes under the Plan shall be submitted to binding arbitration, conducted in the principal offices of Bowater, in accordance with the rules of the American Arbitration Association. Each party to such arbitration shall bear its own costs provided that any unallocated costs shall be borne equally by the parties.


         9. AMENDMENTS TO THE PLAN. The Plan Administrator may amend the Plan at any time, without the consent of Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his or her Accounts, or of any rights to which he or she would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.


         10. TERMINATION OF THE PLAN. The Plan Administrator may terminate the Plan at any time. Upon termination of the Plan, distribution of Participants' Accounts shall be made in the


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                                      - 7 -

manner and at the time heretofore prescribed; provided that no additional amounts shall be credited to the Accounts of a Participant following termination of the Plan other than pursuant to subparagraph 3(a).


         11. EXPENSES. Costs of administration of the Plan will be paid by Bowater.


         12. NOTICES. Any notice or election required or permitted to be given to the Plan Administrator hereunder shall be in writing and shall be deemed to be filed (a) on the date it is personally delivered to the Plan Administrator, or (b) three (3) business days after it is sent by registered or certified mail addressed to the Plan Administrator at the principal offices of Bowater.


         13. NO GUARANTEE OF EMPLOYMENT. Nothing in the Plan shall constitute a contract or guarantee of employment or impede or otherwise affect the right of Bowater to terminate the employment of any Participant or Eligible Employee.


         14. GOVERNING LAW. Except to the extent preempted by Federal law, the Plan, Notices, and matters related thereto, shall be construed under and governed by the laws of the State of Delaware.


         15. INCAPACITY. If any person entitled to a payment under the Plan is deemed by the Plan Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Bowater may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, all Employers, the Plan Administrator, and the Plan therefor.


         16. LIABILITY LIMITED. Notwithstanding any of the preceding provisions of the Plan, neither any Employer, the Plan Administrator, nor any individual acting as an employee or agent of any Employer or the Plan Administrator shall be liable to any Participant, former Participant, beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan.


         17.      CLAIMS PROCEDURE.



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         (a) Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Plan Administrator, who shall respond in writing within sixty (60) days.

         (b) If the claim or request is denied, the written notice of denial shall state:

                  (i) The reason for denial, with specific reference to the Plan provision on which the denial is based.

                  (ii) A description of any additional material or information required and an explanation of why it is necessary.

                  (iii) An explanation of the Plan's claim review procedure.

         (c) Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Plan Administrator. The claim or request shall be reviewed by the Plan Administrator who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

         (d) The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned.


         IN WITNESS WHEREOF, Bowater has caused this document to be executed by its duly authorized officer as of the 16th day of September, 1996.


                           BOWATER INCORPORATED


                           By   /s/ Richard F. Frisch

                                    Richard F. Frisch
                           Its      Vice President-Human Resources
                           Date signed:       9/16/96